Exhibit 23.5

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The AES Corporation on Form S-8 of our report dated January 21, 2000, on Empresa Electrica de Oriente, S.A. de C.V.'s combined financial statements for the year ended December 31, 1999, included in the Current Report on Form 8-K/A of The AES Corporation dated March 16, 2001.


ARIAS, MORALES Y CIA
(Associated with Deloitte & Touche C.A.)
Register No. 2103

Mario R. Navas A.
Partner
Register No. 1428
San Salvador, El Salvador
March 19, 2001